Exhibit 10.16

EXECUTION COPY

COLLATERALIZED TRUST AGREEMENT

THIS COLLATERALIZED TRUST AGREEMENT dated as of November 25, 2008 (this “Agreement”), by and among Kinro, Inc., an Ohio corporation ("Kinro"), and Lippert Components, Inc., a Delaware corporation (“Lippert Components” and together with Kinro, each a “Co-Issuer” and collectively the “Co-Issuers”), and Prudential Investment Management, Inc. (“Prudential”) and each of the holders from time to time of the Notes (as defined below) (Prudential and each such holder are collectively referred to herein as, the “Noteholders”), and JPMorgan Chase Bank, N.A., as security trustee for the Noteholders (in such capacity, the “Trustee”).

WHEREAS, the Co-Issuers entered into a certain Note Purchase and Private Shelf Agreement, dated as of February 11, 2005 by and among the Co-Issuers and Drew Industries Incorporated, a Delaware corporation (the “Parent”), on the one hand, and the Noteholders on the other hand (the “Original Note Agreement”), pursuant to which the Co-Issuers issued promissory notes in the original aggregate principal amount of $20,000,000 (the “2005 Notes”), as amended and restated by that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of June 13, 2006 by and among the Co-Issuers, the Parent, the Noteholders and the holders of the 2006 Notes (as defined below) (the “Existing Note Agreement”), pursuant to which the Co-Issuers issued promissory notes in the original principal amount of $15,000,000 (the “2006 Notes”) (the 2006 Notes have since been repaid in full and are no longer outstanding); and

WHEREAS, pursuant to a Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of the date hereof, (as amended, restated, modified and supplemented from time to time, the “Note Purchase Agreement”), by and among the Co-Issuers and the Parent, on the one hand, and the Noteholders, on the other hand, which provides, among other things, for the amendment and restatement of that certain Existing Note Agreement, Prudential and the Prudential Affiliates (collectively, the “Purchasers”) may, in their sole discretion and within limits which may be prescribed for purchase by them from time to time, purchase senior secured promissory notes issued by the Co-Issuers in an aggregate principal amount of up to $125,000,000 (the “Shelf Notes”, and together with the 2005 Notes, the “Notes”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to that certain Pledge Agreement dated as of February 11, 2005, by and among the Trustee and each of the pledgors (the “Pledgors”) listed on Schedule A hereof (as such Schedule A shall be amended, modified and supplemented from time to time), as amended by that certain Confirmation, Reaffirmation and Amendment of Pledge Agreement dated as of the date hereof by and among the Trustee and each of the Pledgors (as amended, restated, modified and supplemented from time to time, the “Pledge Agreement”), the Pledgors have granted to the Trustee for the benefit of the Noteholders certain Collateral (as such term is defined in the Pledge Agreement) to secure the obligations and liabilities of the Pledgors under and in respect of the Note Purchase Agreement and the Notes; and

WHEREAS, simultaneously with the execution and delivery hereof, the Trustee is entering into an Amended and Restated Intercreditor Agreement dated as of the date hereof by and among the Trustee, the Noteholders, the Bank Lenders and JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Bank Lenders and as administrative agent for the Bank Lenders (as amended, restated, modified or supplemented from time to time, the “Amended and Restated Intercreditor Agreement”) which provides, among other things, for the amendment and restatement of that certain Intercreditor Agreement dated as of February 11, 2005, and sets forth the relative rights and priorities of the parties thereto; and

WHEREAS, the Trustee hereby accepts its appointment as security trustee for the benefit of the Noteholders in accordance with the terms herein described;

NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the Noteholders and the Trustee hereby mutually undertake, promise and agree as follows:

SECTION 1. DEFINITIONS.

As used herein, the following terms shall have the following meanings (capitalized terms used herein without definition shall have the respective meanings set forth in the Note Purchase Agreement):

“Collateral” shall have the meanings assigned to such term in the Pledge Agreement.

“Eligible Trustee” shall mean a depository institution organized under the laws of the United States or any state thereof which (a) has a net worth in excess of $250,000,000 and (i) the deposits of which are insured by the FDIC and subject to regulation by federal or state banking authorities and (ii) whose long-term debt obligations are rated in one of the three highest rating categories by at least two Nationally Recognized Statistical Rating Organizations (or whose holding company has such a rating) or (b) is otherwise acceptable to the Required Holders.

“Nationally Recognized Statistical Rating Organizations” shall mean Duff & Phelps Credit Rating Co., Moody’s Investors Service, Inc. or Standard & Poor’s.

“Obligations” shall have the meanings assigned to such term in the Pledge Agreement.

“Responsible Officer” shall mean any officer of the Trustee with direct responsibility for the administration of the relevant portion of this Agreement.

SECTION 2. APPOINTMENT; DUTIES; OTHER MATTERS.

Section 2.1 Appointment. Each of the Noteholders hereby irrevocably appoints, subject to removal as provided in Section 2.7 hereof, JPMorgan Chase Bank, N.A., as security trustee for the benefit of the Noteholders hereunder and under the Amended and Restated Intercreditor Agreement and the Pledge Agreement with such powers as are specifically delegated to the Trustee by the terms hereof, together with such other powers as are reasonably incidental thereto, and JPMorgan Chase Bank, N.A., in its individual capacity, hereby accepts such appointment, subject to the terms hereof. During the term of this Agreement, the Trustee shall (i) subject to the terms of the Pledge Agreement, hold and safeguard in trust for the benefit of the Noteholders all Collateral pledged to it under the Pledge Agreement and (ii) perform such duties as shall be set forth in this Agreement and the Pledge Agreement.

Section 2.2 Duties of Trustee.

(a) The Trustee undertakes to perform such duties and only such duties in respect of the “Trustee” (as such term is defined in the Pledge Agreement) as are specifically set forth in the Pledge Agreement, the Amended and Restated Intercreditor Agreement and this Agreement. Subject to paragraph (e) of this Section 2.2, the Trustee shall follow the directions of the Noteholders given in accordance with the terms of this Agreement. No implied duties or obligations of the Trustee shall be read into this Agreement. The Trustee has no obligation to file UCC-1 financing statements or continuation statements unless it is instructed in writing to do so by any of the Noteholders and has been provided the relevant forms.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished to it by the Noteholders or otherwise hereunder.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in accordance with the direction of the Required Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

(d) Neither the Trustee nor any of its shareholders, directors, officers, employees or agents shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or any other Transaction Document, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties hereunder.

(e) Notwithstanding any other provision of this Agreement or any other Transaction Document, the Trustee shall not be required to perform any of its duties, or exercise any of its rights or powers, under this Agreement or any other Transaction Document if the Trustee determines, in its sole discretion, that (i) performing such duty or exercising such right or power might require it to expend or risk its own funds or otherwise incur personal liability, and (ii) repayment of such funds or indemnity against such risk or liability is not assured to it. For purposes of clause (ii) of the preceding sentence, an unsecured indemnity from the Noteholders shall be a satisfactory indemnity.

Section 2.3  Certain Matters Affecting the Trustee. Except as otherwise provided in Section 2.2:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; and

(b) The Trustee may perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care.

Section 2.4  Knowledge. The Trustee shall not be charged with any knowledge held by or imputed to any Noteholder. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received actual knowledge thereof or has written notice from any Noteholder specifying such Default or Event of Default. In the event that the Trustee receives such a notice, the Trustee shall give prompt notice thereof to each Noteholder.

Section 2.5 Intentionally Omitted.

Section 2.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the definition of Eligible Trustee, the Trustee shall notify each Noteholder of such fact and, if instructed to do so by the Required Holders, resign immediately in the manner and with the effect specified in Section 2.7.

Section 2.7  Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged by giving written notice of resignation to each Noteholder, such resignation to be effective upon the appointment of a successor trustee. The Required Holders may appoint a successor trustee by written instrument or instruments, in duplicate, signed by such holders or their attorneys-in-fact, duly authorized and one complete set of which shall be delivered to the Trustee and one copy of which shall be delivered to the successor so appointed. In the event that the Required Holders do not appoint a successor trustee within 20 days after delivery of such notice of resignation, the retiring Trustee may not earlier than 5 days after delivery of notice to each Noteholder appoint a successor trustee by written instrument which instrument shall be delivered to the successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the definition of Eligible Trustee and shall fail to resign after written request for the Trustee’s resignation by the Required Holders or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to the Trustee, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversion or liquidation, or in order to change the situs of the Trust for state tax reasons, then the Required Holders shall, subject to the terms of the Amended and Restated Intercreditor Agreement, remove the Trustee and notify the Noteholders of such removal. The Required Holders may appoint a successor trustee by written instrument or instruments signed by such holders or their attorneys-in-fact, duly authorized, one complete set of which shall be delivered to the successor so appointed. In the event the Required Holders do not so appoint a successor within 20 days of such notice, the retiring Trustee may appoint a successor trustee by written instrument to the successor trustee and notice of such appointment shall be given to the Noteholders.

(c) Subject to the terms of the Amended and Restated Intercreditor Agreement, the Required Holders may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in duplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set of which shall be delivered to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 2.8. The resignation or removal of the Trustee shall not affect its rights under Section 2.2, its right to be reimbursed for all reasonable expenses incurred in connection with the performance of its duties under this Agreement and its rights to indemnification, and its right to receive compensation for all services previously rendered hereunder.

Section 2.8 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 2.7 shall execute, acknowledge and deliver to the Noteholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be an Eligible Trustee.

Section 2.9  Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be an Eligible Trustee, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall notify the Noteholders of the occurrence of any event described in this Section 2.9 as soon as practicable after the occurrence of such event.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE.

Section 3.1  Representations and Warranties of the Trustee. The Trustee hereby represents, warrants and covenants to each Noteholder that, as of the date of execution of this Agreement:

(a) it is a national banking association organized and existing under the laws of the United States;

(b) the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement shall not violate its organization certificate or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

(c) this Agreement has been duly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(d) it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its performance under this Agreement (financial or other) or operations or its properties or might have consequences that would affect its performance hereunder;

(e) no litigation is pending or, to the best of its knowledge, threatened against it which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

(f) no consent, approval, authorization, or order of, registration or filing with, or notice to, any Governmental Authority or court or any other Person is required under applicable law for the execution, delivery and performance by it of, or compliance by it with, this Agreement, except such as have been obtained.

SECTION 4.  RIGHTS OF THE TRUSTEE.

Section 4.1  Rights of the Trustee While No Event of Default.  Unless an Event of Default shall have occurred and be continuing, the Trustee shall exercise, at the direction of the Required Holders, all of the rights set forth in Section 6(b) of the Pledge Agreement.

Section 4.2  Rights of the Trustee Upon Event of Default. If an Event of Default shall occur and be continuing, the Trustee shall exercise, at the written direction of the Required Holders, all rights and remedies set forth in Sections 6(a), 7 and 8 of the Pledge Agreement. Except as provided in this Section 4.2, the Trustee shall not take any action with respect to the Collateral following and during the continuance of an Event of Default.

Section 4.3  Release of Collateral. The Trustee shall not enter into any amendment to, or modification of, the Pledge Agreement that directly or indirectly narrows the description of the Collateral (as such term is defined therein) or modifies in any way the description of the obligations secured by such Collateral and the Trustee shall not release any Lien on any of the Collateral, in each case without the written consent of all of the Noteholders.

SECTION 5.  TRANSFER BY THE TRUSTEE.

Other than as provided in this Agreement, the Trustee will not sell or otherwise dispose of, grant any Lien or option or other right with respect to, or pledge or otherwise encumber any of the Collateral or any interest therein.

SECTION 6.  AMENDED AND RESTATED INTERCREDITOR AGREEMENT AND PLEDGE AGREEMENT.

The parties hereto hereby (i) authorize and direct the Trustee to enter into the Amended and Restated Intercreditor Agreement and the Pledge Agreement concurrently with the execution and delivery hereof, and to perform the duties and obligations of the Trustee thereunder and (ii) acknowledge that, simultaneously herewith, the Trustee has entered into the Amended and Restated Intercreditor Agreement, and the rights of the Trustee as set forth in Section 4 hereof shall be subject to the Amended and Restated Intercreditor Agreement.

SECTION 7. FURTHER ASSURANCES.

The Trustee covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall reasonably be requested by any Noteholder for the purpose of fully carrying out and effectuating this Agreement and the Pledge Agreement.

SECTION 8. CONTINUING EFFECTIVENESS; TERMINATION.

(a) This Agreement shall continue to be effective among the Trustee and the Noteholders even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any insolvency law, shall be instituted with respect to either Co-Issuer or any other Credit Party or any portion of the property or assets of either Co-Issuer or any other Credit Party, and all actions taken by the Noteholders with respect to the Collateral (as such term is defined in the Pledge Agreement) or by the Trustee with regard to such proceeding shall be determined by the Required Holders, except as otherwise set forth in Section 4.3 of this Agreement; provided, however, that nothing herein shall be interpreted to preclude any Noteholder from filing a proof of claim with respect to its Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case under any bankruptcy, insolvency or similar law in its sole discretion.

(b) Upon payment in full of the Obligations in accordance with the terms thereof and hereof, this Agreement shall terminate.

SECTION 9. WAIVERS, AMENDMENTS, ETC.

None of the terms or provisions of this Agreement may be waived, amended, modified, supplemented or otherwise modified except by a written instrument executed by the Trustee and the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding.

SECTION 10. NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be personally delivered, transmitted by facsimile with a confirming copy sent by postage prepaid registered or certified mail, or sent by overnight courier to the parties as follows:

(a)  If to the Trustee:

JPMorgan Chase Bank, N.A.
106 Corporate Park Drive
White Plains NY 10604
Attn: David R. Feliciano, Vice President
Fax No. (914) 993-2222

(b)  If to a Purchaser, at the address for notices set forth in paragraph 13I of the Note Purchase Agreement.

All such notices shall be effective upon receipt. Any party may change its address for purposes hereof by notice to the other party.

SECTION 11. COUNTERPARTS.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any signature delivered by a party hereto by facsimile transmission shall be deemed to be an original signature hereto for all purposes.

SECTION 12. COMPENSATION AND REIMBURSEMENT OF TRUSTEE.

The Co-Issuers will, jointly and severally, (a) pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee under this Agreement; (b) reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable fees and expenses and disbursements of its agents and counsel); and (c) indemnify and hold the Trustee harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney’s fees) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Agreement or any other documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or any such other documents, provided that no Co-Issuer shall be liable for any of the foregoing to the extent they arise from the Trustee’s gross negligence, bad faith or willful misconduct. The provisions of this Section 12 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

SECTION 13. SUCCESSORS AND ASSIGNS.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. Any future holder of a Note shall automatically become a party hereto and shall be entitled to the benefits hereof upon acquiring such Note.

SECTION 14. NO OBLIGATION TO EXTEND CREDIT.

No provision of this Agreement shall be construed as obligating any Noteholder to advance monies or otherwise extend credit to the Co-Issuers at any time.

SECTION 15. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 16. SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Noteholders or the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this AGREEMENT by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., in its individual capacity and as Trustee

By:
Name:
Title:

Schedule A-1

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.,
as Investment Advisor
	By:	Prudential Private Placement Investors, Inc.,
as its General Partner

By:
Name:
	Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.,
as Investment Advisor
	By:	Prudential Private Placement Investors, Inc.,
as its General Partner

By:
Name:
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as Investment Manager

By:
Name:
	Title:	Vice President

Schedule A-1

KINRO, INC.

By:
Name:
Title:

LIPPERT COMPONENTS, INC.

By:
Name:
Title:

Schedule A-1